Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2012, except for the last paragraph of Note 16 to the consolidated financial statements as to which the date is July 12, 2012, relating to the consolidated financial statements of Hyperion Therapeutics, Inc., which appears in Hyperion Therapeutics, Inc.’s Amendment No. 4 to Registration Statement on Form S-1 (No. 333-180694).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 18, 2012